Exhibit 23.3












               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Surgicare, Inc., of our report dated March 18, 2004 appearing in Annual Report Pursuant to Section 13 or 15(d) at the Securities Exchange Act of 1934, (Form 10-KSB) filed with the Securities and Exchange Commission on April 14, 2004.


/s/ Mann Frankfort Stein & Lipp CPAs, L.L.P

Houston, Texas
April 26, 2004